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                                   EXHIBIT 23

PETERSON SULLIVAN LETTERHEAD

                          INDEPENDENT AUDITORS CONSENT

     We hereby consent to the incorporation by reference in the registration statement (No. 33-90026) on Form S-8 of Mercer International Inc. of our report dated March 16, 1998, relating to the balance sheets of Mercer International Inc. as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995, which report appears in the Annual Report of Form 10-K for the year ended December 31, 1997, of Mercer International Inc.

                                                  /s/ PETERSON SULLIVAN P.L.L.C.

March 25, 1998
Seattle, Washington

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